News Release

Douglas Lake Appoints Dr Reyno Scheepers as Chief Operating Officer

VANCOUVER, BRITISH COLUMBIA, October 7th , 2011 - Douglas Lake Minerals Inc. (the "Company" or "Douglas Lake") (OTC.BB: DLKM.OB) is pleased to announce the appointment of Dr. Reyno Scheepers to the new position of Chief Operating Officer ("COO"), effective immediately. The appointment of Dr. Scheepers is another major milestone for the company, maintaining exploration momentum on its high potential targets within its 100% owned 800 sq km property at Handeni.

Dr. Reyno Scheepers has been a Director of Douglas Lake Minerals Inc., since September 21, 2010. His involvement with the mining industry stretches for a period of 28 years, and includes gold mining in South Africa, underground geology, underground and surface exploration and gold exploration project planning. One of his achievements in Tanzania was the investigation of the geology and technical aspects of the Merelani tanzanite deposit which eventually led to the listing of the first coloured gemstone company on the Johannesburg Stock Exchange. His knowledge of rock formations hosting the Handeni gold mineralization stretches over a period of 13 years, commencing with the investigation of the structural and geochemical aspects of the so called eastern granulites in 1998. Dr. Scheepers is also closely involved in the application and development of geochemical analytical techniques and was in charge of the running of an XRF laboratory, an ICP-AES laboratory and a micro thermometric laboratory. Well-known and respected in the geological profession, Dr. Scheepers has participated in the development of international geochemical reference standards, and has been involved in numerous challenging analytical problems.

He recently held the position of President and Managing Director of Douglas Lake Minerals Tanzania. As the company's COO, Dr Scheepers will lead Douglas Lake's entire project team and be responsible for all technical, field operations and related developmental activities.

"Dr Scheepers technical and operational expertise will be instrumental in our vision to become a dominant and successful player in the Handeni district of Tanzania. Within a space of two months he was able to mobilize technical and operation teams and intercept gold on both our Magambazi East and Kwandege targets ("2 out of 12 targets"). " said Dr Douglas Boateng, President and CEO of Douglas Lake Minerals.

For more information please contact:

Debra Farquharson,
Executive VP and CFO
604-642-6165

About Douglas Lake

The Company is an emerging mineral exploration company focused on exploring and developing mining opportunities in Tanzania. For more information, go to www.douglaslakeminerals.com.

Safe Harbour Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Forward looking statements are made based on management's beliefs, estimates and opinions on the date the statements are made and the Company undertakes no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as required by applicable law. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the United States Securities and Exchange Commission (the "SEC") (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Such risks and uncertainties may include, but are not limited to, the risks and uncertainties set forth in the Company's filings with the SEC, such as the ability to obtain additional financing, the effect of economic and business conditions, the ability to attract and retain skilled personnel and factors outside the control of the Company. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law. Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time-to-time with the SEC. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities of the Company nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.